2019 Third Quarter Earnings Call Exhibit 99.2

Disclosure notice This presentation contains information about management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to, those set forth in the "Risk Factors" section of the Company's latest Form 10-K. In addition, the forward-looking statements included in this presentation represent the Company's views as of the date of this presentation and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this presentation. This presentation contains references to certain financial measures that are not presented in accordance with United States Generally Accepted Accounting Principles (“GAAP"). The Company uses non-GAAP financial measures to evaluate financial performance, analyze underlying business trends and establish operational goals and forecasts that are used when allocating resources. The Company believes these non-GAAP financial measures permit investors to better understand changes in underlying operating performance over comparative periods by providing financial results that are unaffected by cyclical variances that can be driven by items such as investment activity or purchase accounting adjustments. While the Company believes these measures are useful to investors when evaluating performance, they are not prepared and presented in accordance with GAAP, and therefore should be considered supplemental in nature. The Company’s non-GAAP financial measures should not be considered in isolation or as a substitute for other financial performance measures presented in accordance with GAAP. These non-GAAP financial measures may have material limitations including, but not limited to, the exclusion of certain costs without a corresponding reduction of net income for the income generated by the assets to which the excluded costs are related. In addition, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. A reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure can be found in the Appendix as well as Company’s latest Form 8-K, filed with the SEC on August 6, 2019. | www.becn.com

Company Strategy Update Paul Isabella, President & Chief Executive Officer Q3 Results and Outlook Joe Nowicki, Executive Vice President & CFO Q&A Closing Remarks Paul Isabella, President & Chief Executive Officer Conference Call Agenda | www.becn.com

Third quarter 2019 highlights | www.becn.com Q3 net sales of $1.92B Existing market residential daily sales growth of 3.1% over prior year Digital platform expected to generate sales of $350M in FY19 On track for full achievement of Allied synergy target of $120M Generated >$47M of operating cash in Q3; net debt reduced in high working capital quarter Opened 2 greenfields in Q3 (7 opened YTD) 1 1 Defined as gross debt less cash

Financial highlights | www.becn.com Sales Growth Operating Costs Gross Margin Adj. EBITDA* Existing market residential sales grew 3.1% on same day basis 24.5% 25.5% 24.6% 25.5% ($M) 8.2% of Net Sales 9.7% of Net Sales ($M) ($M) ($M) * See Appendix for reconciliation

Fiscal 2019 outlook | www.becn.com Non-GAAP financial measure. See Appendix for definition Non-GAAP financial measure. Adjusted Net Income (Loss) is defined as net income that excludes acquisition costs, business restructuring costs, and the effects of tax reform. Adjusted Net Income (Loss) per share or "Adjusted EPS" is calculated by dividing the Adjusted Net Income (Loss) for the period by the weighted-average diluted shares outstanding for the period after assuming the full conversion of the participating Preferred Stock. 2019 Net Sales $7.1 - $7.2B Adjusted EBITDA1 $490 - $510M Adjusted EPS2 $2.30 - $2.50

summary | www.becn.com Organic residential sales grew over 3% in the quarter – 2nd consecutive quarter of positive growth Highly attractive market with steady repair & remodel in roofing (historically over 80%) Due to persistent Q2 and Q3 weather challenges lowered full year guidance of Adjusted EPS and Adjusted EBITDA Implemented actions to address fixed cost structure which will yield $25M in annualized savings Remain focused on organic growth with several growth initiatives Investments in our people Technology investments Expanded product breadth and depth New customers and markets Continuation of successful Allied integration – on track to deliver full $120M of synergies Digital platform expected to generate sales of $350M in FY19 Commitment to de-leveraging…available cash flow to pay down debt

Appendix | www.becn.com

Reconciliations: NON-GAAP FINANCIAL MEASURES | www.becn.com Adjusted EBITDA is defined as net income plus interest expense (net of interest income), income taxes, depreciation and amortization, stock-based compensation, acquisition costs, and business restructuring costs. EBITDA is a measure commonly used in the distribution industry, and we present Adjusted EBITDA to enhance your understanding of our operating performance. Adjusted Operating Expense is calculated by removing the impact of acquisition costs and business restructuring costs from Existing Market operating expense, as reported on a GAAP basis. Non-GAAP Adjustment totals are detailed as follows: FY19 adjustments to operating expense are composed of $51.2 million of amortization expense, $5.7 million of selling, general, and administrative costs related to acquisitions, and $1.7 million of business restructuring costs. FY18 adjustments to operating expense are composed of $50.1 million of amortization expense and $9.9 million of selling, general, and administrative costs related to acquisitions. Adjusted EBITDA Adjusted Operating Expense

Reconciliations: 2019 GUIDANCE | www.becn.com 2019 Adjusted EBITDA Outlook 2019 Adjusted EPS Outlook